SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

15% Unsecured Promissory Note due April 15, 2011

On July 10, 2009, the Company entered into a Note Purchase Agreement with certain directors and executive officers of the Company and the trustees of the Company’s Supplemental Executive Retirement Plan (collectively, the “Purchasers”).  Pursuant to the Note Purchase Agreement, the Company issued to the Purchasers unsecured subordinated promissory notes bearing interest at the rate of 15% per annum and maturing on April 15, 2011 in the aggregate principal amount of $5.4 million.  The Company may prepay all or any portion of the promissory notes, without penalty, at any time or from time to time prior to the maturity date, subject to borrowing availability thresholds contained in the Company’s revolving credit facility.  Proceeds of the promissory notes will be used to repay a portion of the remaining balance of the Company’s 6¾% Convertible Subordinated Debentures at maturity on July 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: July 13, 2009